Exhibit 10.1

VAPOR CORP.

3001 Griffin Road

Dania Beach, Florida 33312

April 30, 2013

VIA E-MAIL

Kevin Frija, Harlan Press and Doron Ziv, as the holders

of the Senior Convertible Notes referred to below

Dear Messrs. Frija, Press and Ziv,

Reference is made to each of your Senior Convertible Notes, dated June 19, 2012, of Vapor Corp. in the principal amount of $100,000, as amended by that certain extension agreement, dated as of November 13, 2012 (as may be further amended, each a “Note” and together the “Notes”). All capitalized terms used in this Letter Amendment, but not otherwise defined herein, shall have the meanings ascribed to them in the Notes.

1. The purpose of this Letter Amendment is memorialize our oral agreement to amend each Note to eliminate the redemption provision at the option of the Holder.

2. In accordance with Section 1 hereof, clause (d) of Section 1 (Calculation of Interest; Payments of Principal and Interest; Redemption by Holder) of each Note is hereby deleted in its entirety and clause (e) of said Section is hereby amended to be restated as clause (d).

3. In connection herewith, the Company hereby represents and warrants to each Holder that no Event of Default has occurred and is continuing under such Holder’s Note as of the date hereof and none will occur immediately after giving effect to this Letter Amendment.

4. This Letter Amendment shall be effective as of March 31, 2013. Except as expressly amended by this Letter Amendment, each Note shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Letter Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written understandings and agreements between the parties hereto with respect to the subject matter hereof. This Letter Amendment may be executed and delivered (by facsimile, e-mail or other electronic transmission) in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Section 10 (Governing Law; Dispute Resolution) of the Notes is hereby incorporated by reference herein and made a part hereof as if fully set forth herein.

[Intentionally Left Blank; Signature Page Follows]

5

If the foregoing is acceptable to you, please countersign and date this Letter Amendment in the space provided below and return a countersigned and dated copy to us by e-mail.

Sincerely,

Vapor Corp.

By:	/s/ Harlan Press
Name:	Harlan Press
Title:	Chief Financial Officer

Acknowledged and Agreed to the date hereof:

Each as the Holder of a Note:

/s/ Kevin Frija
Kevin Frija

/s/ Harlan Press
Harlan Press

/s/ Doron Ziv
Doron Ziv

6